UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.__)

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     14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss.240.14a-12

                            Buffalo Wild Wings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


                            BUFFALO WILD WINGS, INC.
                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                  May 21, 2009
                               -------------------

TO THE SHAREHOLDERS OF BUFFALO WILD WINGS, INC.:

     Our 2009 Annual Meeting of Shareholders will be held at The Doubletree Hotel Minneapolis-Park Place, 1500 Park Place Boulevard., Minneapolis, Minnesota 55416, at 9:00 a.m. Central Daylight Time on Thursday, May 21, 2009, for the following purposes:

     1.   To set the number of members of the Board of Directors at seven (7).

     2.   To elect members of the Board of Directors.

     3. To ratify the appointment of our independent registered public accounting firm for fiscal year ending December 27, 2009.

     4 To consider and vote on a shareholder proposal described in the attached proxy statement, if it is properly presented at the meeting.

     5. To take action on any other business that may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy, and our Annual Report on Form 10-K for the year ended December 28, 2008.

     Only shareholders of record as shown on our books at the close of business on March 30, 2009 will be entitled to vote at our 2009 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     You are cordially invited to attend the 2009 Annual Meeting. Whether or not you plan to attend the 2009 Annual Meeting, please sign, date, and mail the enclosed form of Proxy in the return envelope provided as soon as possible. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help us avoid the unnecessary expense of further requests for proxies.

         Important Notice Regarding the Availability of Proxy Materials
           for the Meeting of Shareholders to be Held on May 21, 2009:
        The Notice, Proxy Statement, Form of Proxy Card and Annual Report
                         on Form 10-K are available at:
                    www.idelivercommunications.com\proxy\bwld

                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           /s/ Sally J. Smith
                                           ------------------
                                           Sally J. Smith
Dated:  April __, 2009                     President and Chief Executive Officer
        Minneapolis, Minnesota

                            BUFFALO WILD WINGS, INC.
                               ------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                  May 21, 2009
                               -------------------

     The accompanying Proxy is solicited by the Board of Directors for use at the Buffalo Wild Wings, Inc. 2009 Annual Meeting of Shareholders to be held on Thursday, May 21, 2009, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof. Buffalo Wild Wings, Inc. is referred to in this document as "we," "us," "our," and the "company."

     The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us. Our directors, officers, and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

     Any shareholder giving a Proxy may revoke it any time prior to its use at the 2009 Annual Meeting by giving written notice of such revocation to the Secretary or any one of our other officers or by filing a later dated written Proxy with one of our officers. Personal attendance at the 2009 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2009 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders, but which lack specific instruction with respect to any proposal, will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein, and for the ratification of our independent registered accounting firm and against the shareholder proposal.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of our outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

     The mailing address of the principal executive office of Buffalo Wild Wings is 5500 Wayzata Boulevard, Suite 1600, Minneapolis, Minnesota 55416. We expect that this Proxy Statement, the related Proxy, and Notice of Annual Meeting will first be mailed to shareholders on or about April ___, 2009.




         Important Notice Regarding the Availability of Proxy Materials
           for the Meeting of Shareholders to be Held on May 21, 2009:
      The Notice, Proxy Statement, Form of Proxy Card and Annual Report on
                          Form 10-K are available at:
                    www.idelivercommunications.com\proxy\bwld

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Our Board of Directors has fixed March 30, 2009 as the record date for determining shareholders entitled to vote at the 2009 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2009 Annual Meeting. At the close of business on the record date, there were 17,979,860 shares of our Common Stock issued and outstanding. The Common Stock is our only outstanding class of capital stock. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2009 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights. All references to shares and stock prices in this proxy statement have been adjusted as applicable to reflect our 2-for-1 stock split on June 15, 2007.


                  SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

     The following table provides information as of the record date concerning the beneficial ownership of our Common Stock by (i) the named executive officers in the Summary Compensation Table, (ii) each of our directors, (iii) the persons known by us to own more than 5% of our outstanding Common Stock, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

                                            Number of Shares          Percent
  Name or Identity of Group               Beneficially Owned(1)     of Class (1)
  -------------------------               ---------------------     ------------

  Sally J. Smith(2)                              153,061                 *

  Mary J. Twinem(3)                               96,156                 *

  James M. Schmidt(4)                             44,290                 *

  Judith A. Shoulak(5)                            28,793                 *

  Kathleen M. Benning(6)                          55,352                 *

  Dale M. Applequist                              10,849                 *

  Robert W. MacDonald                              4,593                 *

  Warren E. Mack(7)                               54,575                 *

  J. Oliver Maggard(8)                             9,151                 *

  Michael P. Johnson                               7,697                 *

  James M. Damian                                  4,450                 *

  All Current Executive Officers and
  Directors as a Group (13 Individuals)(9)       478,505                 2.7%

---------------------
*Less than 1% of the outstanding shares of Common Stock.

(1) Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.
(2) Includes 400 shares held by Ms. Smith's daughter and 23,741 shares which may be purchased by Ms. Smith upon exercise of currently exercisable options.
(3) Includes 1,996 shares that may be purchased by Ms. Twinem upon exercise of currently exercisable options.
(4) Includes 8,408 shares that may be purchased by Mr. Schmidt upon exercise of currently exercisable options.
(5) Includes 10,237 shares that may be purchased by Ms. Shoulak upon exercise of currently exercisable options.
(6) Includes 121 shares held by Ms. Benning's son and 10,358 shares that may be purchased by Ms. Benning upon exercise of currently exercisable options.
(7) Includes 4,502 shares that may be purchased by Mr. Mack upon exercise of currently exercisable options.
(8) Includes 4,502 shares that may be purchased by Mr. Maggard upon exercise of currently exercisable options.
(9) Includes 65,984 shares that may be purchased by current executive officers and directors upon exercise of currently exercisable options. See above footnotes for shares held indirectly.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the only persons known by us to own more than 5% of our outstanding Common Stock.

                                           Number of Shares             Percent
  Name and Address of 5% Owner            Beneficially Owned           of Class
  ----------------------------            ------------------           --------

  FMR, LLC(1)                                  2,672,124                 14.9%

  Barclays Global Investors, NA(2)             1,139,421                  6.3%

---------------------
(1) According to a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009 by FMR, LLC ("FMR"), FMR, through its subsidiaries, beneficially owns the shares and has sole dispositive power over all of the shares and no power to vote the shares. Fidelity Management & Research Company ("Fidelity Management"), a wholly-owned subsidiary of FMR, beneficially owns all of the shares as an investment adviser to various investment companies (the "Funds"). One of the Funds, Fidelity Growth Company Fund ("Fidelity Growth"), owns 1,782,000 of the shares, or 9.9% of our outstanding shares. Edward C. Johnson 3d and FMR, through its control of Fidelity Management, has the sole power to dispose of the shares beneficially owned by the Funds. The Funds' Boards of Trustees have the sole power to vote or direct the voting of such shares. Except as set forth herein, neither FMR nor its subsidiaries have voting or dispositive power. The address of FMR, Fidelity Management, Fidelity Growth, and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.
(2) According to a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009 by Barclays Global Investors, NA ("Barclays Global"), Barclays Global Fund Advisors ("BG Fund"), Barclays Global Investors, LTD ("BGI LTD"), Barclays Global Investors Japan Limited ("BGI Japan"), Barclays Global Investors Canada Limited ("BGI Canada") Barclays Global Investors Australia Limited ("BGI Australia"), and Barclays Global Investors (Deutschland) AG ("BGI Germany") (collectively referred to as "Barclays"), Barclays beneficially owns the shares. Barclays Global has sole voting power over 335,322 of the shares and sole dispositive power over 363,575 of the shares; BG Fund has sole dispositive power over 763,829 of the shares and sole voting power over 560,905 of the shares; and BGI LTD has sole dispositive power over 12,017 of the shares and sole voting power over 625 of the shares. BGI Japan, BGI Canada, BGI Australia, and BGI Germany do not have any dispositive or voting power over the shares. The address for Barclays and BG Fund is 400 Howard Street, San Francisco, California 94105; the address for BGI LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH, England; the address for BGI Japan is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-8402, Japan; the address for BGI Canada is Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1; the address for BGI Australia is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220; and the address for BGI Germany is Apianstrasse 6, D-85774 Unterfohring, Germany.


                              CORPORATE GOVERNANCE

     Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business by discussing matters with management, reviewing materials provided to them, and participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.

Independence

     The Board has determined that a majority of its members are "independent" as defined by the listing standards of The Nasdaq Stock Market. The independent directors serving on the Board during fiscal year 2008 were Dale M. Applequist, Robert W. MacDonald, Warren E. Mack, J. Oliver Maggard, Michael P. Johnson, James M. Damian, and Kenneth H. Dahlberg, who served until his retirement on April 11, 2008. The Board considered the fact that Mr. Mack is an attorney with Fredrikson & Byron, which provides legal services to us. It was determined that this relationship does not adversely affect Mr. Mack's independence on our Board.

Code of Ethics & Business Conduct

     The Board has approved a Code of Ethics & Business Conduct, which applies to all of our employees, directors, and officers, and also a Code of Ethics ("Executive Code of Ethics"), which applies to our principal executive officer, principal financial officer, principal accounting officer, controller, executive and senior vice presidents, and vice presidents. The Codes address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Codes are available free of charge on our website at www.buffalowildwings.com and are available in print to any shareholder who sends a request for a paper copy to Buffalo Wild Wings, Inc., Attn. Investor Relations, 5500 Wayzata Boulevard, Suite 1600, Minneapolis, Minnesota 55416. We intend to include on our website any amendment to, or waiver from, a provision of our Executive Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Meeting Attendance

     Board and Committee Meetings. During fiscal 2008, the Board held five (5) meetings. Each director attended at least 75% of the meetings of the Board and the committees on which such director served.

     Annual Meeting of Shareholders. Our policy is that all directors are expected to attend our annual meetings of shareholders. If a director is unable to attend an annual meeting, the director must send a written notice to our Secretary at least one week prior to the meeting. All of the directors serving on our Board at the time attended our 2008 annual meeting of shareholders.

Executive Sessions of the Board

     An executive session of independent directors is generally held at the time of each regular Board meeting.

Committees of the Board

     Our Board of Directors has established the following committees: Audit Committee, Compensation Committee, Governance Committee, Executive Committee, and Compliance Committee.

     Audit Committee. The current members of the Audit Committee, all of whom satisfy the definition of "independence" for audit committee members as set forth in applicable Nasdaq listing standards, are J. Oliver Maggard, Chair, Robert W. MacDonald, and Michael P. Johnson. The Audit Committee reviews, in consultation with our independent registered public accounting firm, our financial statements, accounting and other policies, accounting systems, internal audit reports, and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is responsible for the engagement of our independent registered public accounting firm and reviews other matters relating to our relationship with our independent registered public accounting firm. The Audit Committee also oversees the administration of our related party transactions policy, which is described in "Certain Relationships and Related Transactions" on page 25. The Board has determined that J. Oliver Maggard is the "audit committee financial expert" as defined by
Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. We acknowledge that the designation of Mr. Maggard as the audit committee financial expert does not impose on Mr. Maggard any duties, obligations, or liability greater than the duties, obligations, and liability imposed on Mr. Maggard as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. The "Report of Audit Committee" is included on page 26. The Audit Committee held eleven (11) meetings during fiscal 2008.

     Compensation Committee. The current members of the Compensation Committee are Michael P. Johnson, Chair, Dale Applequist, J. Oliver Maggard, and James M. Damian, with Mr. Damian joining the Committee in May 2008. All members of the Compensation Committee are independent directors. The Compensation Committee develops and administers compensation policies and plans and is responsible for producing the "Compensation Committee Report," which is on page 17 of this Proxy Statement. The Compensation Committee designs and oversees our compensation programs for our Chief Executive Officer, Executive Vice Presidents, which includes our Chief Financial Officer and General Counsel, and Senior Vice Presidents, which includes all other executive officers. Our independent directors are responsible for final approval of the Compensation Committee's determination of the Chief Executive Officer's compensation. The full Board of Directors is responsible for final approval of the Compensation Committee's determinations for compensation of the other executive officers. The Compensation Committee is vested with the same authority as the Board of Directors with respect to the granting of awards and the administration of our equity and non-equity plans. As part of its annual performance review of the Chief Executive Officer, which is conducted in connection with determining the Chief Executive Officer's base salary, the Compensation Committee may interview other executive officers. In recommending base salaries for other executive officers, the Compensation Committee takes into account salary recommendations from the Chief Executive Officer, among other factors. In setting 2009 compensation, the Compensation Committee retained Don Delves at The Delves Group as its compensation consultant. Mr. Delves is retained by and reports directly to the Compensation Committee. The Compensation Committee consults with Mr. Delves regarding the company's compensation plans, policies, and annual programs, with Mr. Delves attending most of the Committee's meetings. Mr. Delves has primarily assisted the Compensation Committee with review of equity compensation trends. The Compensation Committee held six (6) meetings during fiscal 2008.

     Governance Committee. The current members of the Governance Committee are Robert W. MacDonald, Chair, James M. Damian, and Dale Applequist. All members of the Governance Committee are independent directors. The Committee, acting as a nominating committee, screens and recommends to the Board of Director candidates for nomination. The Committee also recommends to the Board the members of various committees and addresses corporate governance matters. The policies of the Governance Committee are described more fully in the "Governance Committee Report" on page 7. The Governance Committee held five (5) meetings during fiscal 2008.

     Executive Committee. The members of the Executive Committee are Warren E. Mack, Chair, Sally J. Smith, J. Oliver Maggard, and Dale M. Applequist. During the intervals between meetings of the Board of Directors, the Executive Committee has all the powers of the Board in the management of our business, properties and affairs, including any authority to take action provided in our Bylaws to be taken by the Board, subject to applicable laws. The Executive Committee, however, is not authorized to fill vacancies of the Board or its committees, declare any dividend or distribution or take any action which, pursuant to the Bylaws, is required to be taken by a vote of a specified portion of the whole Board. The Executive Committee held one (1) meeting during fiscal 2008.

     Compliance Committee. On December 4, 2008, to comply with Nevada gaming laws, the Board formed a Compliance Committee, which is empowered to exercise its best efforts to identify and evaluate situations arising in the course of our business that may adversely affect the objectives of gaming control. The Compliance Committee must have at least three members and must include a director of the Company and at least one person who is familiar with gaming regulatory laws and procedures and is independent of the Company. The three members of the Compliance Committee are Warren E. Mack, our Executive Vice President/General Counsel and Secretary, and an outside independent member. Our Compliance Committee reports to our Board and advises our Board if any activities are inappropriate, after investigation. It may use any of our resources and use whatever means it deems appropriate in conducting any such investigation. The Compliance Committee did not meet in fiscal 2008.

Communications with the Board

     Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no specific director is named, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:

          James M. Schmidt, Executive VP, General Counsel and Secretary
                            Buffalo Wild Wings, Inc.
                       5500 Wayzata Boulevard, Suite 1600
                              Minneapolis, MN 55416

Compensation to Non-Employee Directors

     Cash Compensation. In addition to being reimbursed for out-of-pocket expenses incurred while attending Board or committee meetings, the non-employee directors received the following annual cash compensation in 2008, which fees remain the same for 2009. The fees are paid quarterly.

    $20,000             Board (non-chair) members
    $40,000             Board chair
     $8,000             Non-chair members of Audit, Compensation, Governance and
                        Compliance Committees
     $4,000             Non-chair members of Executive Committee
    $16,000             Chairs of Audit and Compensation Committees
    $10,000             Chair of Governance Committee
     $5,000             Chair of Executive Committee

     Equity Compensation. The non-employee directors are entitled to an annual grant of fully-vested restricted stock units for the number of shares equal to $60,000 divided by the stock price on the date of grant. In 2008, each of our outside directors received restricted stock units for 2,593 shares, which shares were issued to the directors on December 31, 2007, the first day of our 2008 fiscal year. In 2009, the annual grants will be made immediately following the election of directors at the annual shareholders' meeting. Upon the initial election of a non-employee director on a subsequent date, such director would be entitled to receive the foregoing grant on a pro rata basis.

     Deferred Compensation. In 2008, our Deferred Compensation Plan was amended to permit the directors to defer up to 100% of compensation, including fees and restricted stock grants. Currently, no director has elected to defer any portion of compensation.

     Director Compensation Table. The table below summarizes the compensation paid by us to our non-employee directors during fiscal year 2008.

                         Fees Earned or
                          Paid in Cash    Stock Awards    Total
   Name                      ($)(1)       ($)(2)(3)(4)     ($)
   ---------------------------------------------------------------
   Dale M. Applequist       $40,000          $73,342     $113,342
   Robert W. MacDonald      $37,500          $66,650     $104,150
   Warren E. Mack           $30,000          $73,342     $103,342
   J. Oliver Maggard        $48,000          $73,342     $121,342
   Michael P. Johnson       $40,000          $72,306     $112,306
   James M. Damian          $51,000          $70,797     $121,797
   Kenneth H. Dahlberg       $7,500          $60,000      $67,500

   ------------------
   (1) The amounts consist of the cash fees paid to the non-employee directors as described in "Cash Compensation" above.

   (2) The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008, in accordance with FAS 123R, of restricted stock unit awards made under our 2003 Equity Incentive Plan, and thus may include amounts from restricted stock unit awards granted in and prior to fiscal year 2008. Assumptions used in the calculation of these amounts are included in footnote 1(w) to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008 filed with the Securities and Exchange Commission.

   (3) As noted in footnote (2) above, the amount shown in the table above reflects the amounts recognized for financial reporting purposes. The following table in this footnote represents the grant date fair value of awards of restricted stock units to the directors in fiscal year 2008.

                   Equity Grants to Directors in Fiscal Year 2008
   -----------------------------------------------------------------------------
                                       Restricted Stock    Grant Date Fair
   Name                  Grant Date     Unit Awards(a)     Value of Awards
   -----------------------------------------------------------------------------
   Dale M. Applequist     12/31/07          2,593               $60,000
   Robert W. MacDonald    12/31/07          2,593               $60,000
   Warren E. Mack         12/31/07          2,593               $60,000
   J. Oliver Maggard      12/31/07          2,593               $60,000
   Michael P. Johnson     12/31/07          2,593               $60,000
   James M. Damian        12/31/07          2,593               $60,000
   Kenneth H. Dahlberg    12/31/07          2,593               $60,000

   -------------------
   (a) The per unit share price of the restricted stock unit awards granted on December 31, 2007 was $23.14 on the date of grant. The awards were granted to each director on December 31, 2007 and vested immediately.

     (4) As of December 28, 2008, the following outstanding equity awards were held by current and former non-employee directors.

                                                  Restricted Stock Units
                            Stock Options       ---------------------------
   Name                     (Fully Vested)      Unvested(a)       Vested(b)
   ------------------------------------------------------------------------
   Dale M. Applequist                   0              252             646
   Robert W. MacDonald                  0                0               0
   Warren E. Mack                   4,502              252             646
   J. Oliver Maggard                4,502              252             646
   Michael P. Johnson                   0              252             552
   James M. Damian                      0              252             450
   Kenneth H. Dahlberg (c)              0                0               0

   ----------------------
   (a)  See vesting terms set forth in "Equity Compensation" above.
   (b) Shares were issued to directors on March 5, 2009 upon achievement of performance targets for the 2008 fiscal year.
   (c) All outstanding restricted stock units held by Mr. Dahlberg were cancelled upon his retirement on April 11, 2008.

                           GOVERNANCE COMMITTEE REPORT

     The Governance Committee is comprised of independent directors. In accordance with its written charter, as well as the principles of corporate governance adopted by the Board of Directors, the Governance Committee assists the Board of Directors with fulfilling its responsibilities regarding any matters relating to corporate governance, including selection of candidates for our Board of Directors. Its duties include oversight of the principles of corporate governance by which Buffalo Wild Wings and the Board are governed, the codes of ethical conduct and legal compliance by which Buffalo Wild Wings and its directors, executive officers, employees, and agents are governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson, and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Buffalo Wild Wings; screening of Board member candidates and recommending nominees to the Board; evaluating the performance of Board members; and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board. Our principles of corporate governance provide that there should be at least seven directors on the Board, with a majority being independent.

     The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, third-party search firms, and other sources. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high standards of personal ethics and mature judgment, being able to work collegially with others, and being willing to devote the necessary time and energy to fulfilling the Board's responsibility of oversight of us. Independent directors are encouraged to limit the number of other boards of for-profit companies on which they serve, and management personnel are not permitted to serve on more than one other board of a for-profit company. In addition, factors such as the following may be considered:

     o    appropriate size and diversity of the Board;
     o    needs of the Board with respect to particular talent and experience;
     o    business and professional experience of nominee;
     o    familiarity with domestic and international business affairs;
     o    legal and regulatory requirements;
     o appreciation of the relationship of our business to the changing needs of society; and
     o desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

     Shareholders who wish to recommend one or more persons as a director candidate must provide a written recommendation to our Secretary. Notice of a recommendation must include the shareholder's name, address, and the number of Buffalo Wild Wings shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of each employer's business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements, and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. We may require a nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

     Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to our Secretary at the address below. For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting, the shareholder's name, address, and number of shares owned, and any material interest that the shareholder may have in the proposal. The Secretary will forward the proposals and recommendations to the Governance Committee. See "Shareholder Proposals" on page 28.

          James M. Schmidt, Executive VP, General Counsel and Secretary
                            Buffalo Wild Wings, Inc.
                       5500 Wayzata Boulevard, Suite 1600
                              Minneapolis, MN 55416

     A copy of the current Governance Committee Charter can be found on Buffalo Wild Wings' website at www.buffalowildwings.com.

                                        Members of the Governance Committee
                                              Robert W. MacDonald, Chair
                                              James M. Damian
                                              Dale M. Applequist


                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

     Our Bylaws provide that the number of directors shall be the number set by the shareholders. The Bylaws require that we have at least one director. In accordance with our principles of corporate governance, which requires at least seven directors, and the recommendations of the Governance Committee, the Board set the number of directors at seven (7) and selected the persons listed below as nominees to be elected at the Annual Meeting. Unless otherwise instructed, the Proxies will be so voted.

     Under applicable Minnesota law, approval of the proposal to set the number of directors at seven requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of our outstanding shares. The election of the nominees to the Board of Directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

     In the absence of other instruction, the Proxies will be voted for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. All of the nominees are members of the current Board of Directors. If, prior to the 2009 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unwilling or unable to serve as a director after the 2009 Annual Meeting by reason of resignation, death, incapacity, or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Board of Directors. Alternatively, the Proxies may, at the Board's discretion, be voted for such fewer number of nominees that may result from such resignation, death, incapacity, or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will withdraw or be unable to serve.

                                             Position with                                            Director
Name                               Age       Buffalo Wild Wings                                        Since
----                               ---       --------------------                                      -----

Sally J. Smith(4)                  51        President, Chief Executive Officer and Director            1996

Dale M. Applequist(2)(3)(4)        61        Director                                                   1997

Robert W. MacDonald(1)(2)          66        Director                                                   2003

Warren E. Mack(4)(5)               64        Director                                                   1994

J. Oliver Maggard(1)(3)(4)         54        Director                                                   1999

Michael P. Johnson(1)(3)           61        Director                                                   2006

James M. Damian(2)(3)              58        Chairman of the Board                                      2006

         ------------------
         (1)      Member of Audit Committee
         (2)      Member of Governance Committee
         (3)      Member of Compensation Committee
         (4)      Member of Executive Committee
         (5)      Member of Compliance Committee

Business Experience of the Director Nominees

     Sally J. Smith has served as our Chief Executive Officer and President since July 1996. She served as our Chief Financial Officer from 1994 to 1996. Prior to joining Buffalo Wild Wings, she was the Chief Financial Officer of Dahlberg, Inc., the manufacturer and franchisor of Miracle-Ear hearing aids, from 1983 to 1994. Ms. Smith began her career with KPMG LLP, an international accounting and auditing firm. Ms. Smith is a CPA. Ms. Smith serves on the boards of the National Restaurant Association and Alerus Financial Corporation.

     Dale M. Applequist served as President and Chief Executive Officer of Cash Plus, Inc., an advertising agency that he co-founded, from 1978 to 1998. He also was a partner and director of Campbell-Mithun Advertising, LLC from 1990 to 1998.

     Robert W. MacDonald has been a principal of CTW Consulting, LLC, a business consulting firm, since March 2002. Mr. MacDonald served as the Chief Executive Officer and Chairman of Allianz Life Insurance Company of North America from October 1999 to March 2002 and continued to serve as a director through December 2006. From 1987 to 1999, Mr. MacDonald served as Chairman and Chief Executive Officer of LifeUSA Holding, Inc., an insurance holding company. Mr. MacDonald is also a director of Windsor Financial Group, LLC.

     Warren E. Mack has been an attorney with the law firm of Fredrikson & Byron, P.A. since 1969, serving as its Chairman from 1999 to 2004, its President from 1985 to 1997 and as a director from 1978 to 2004. Fredrikson & Byron, P.A. provides legal services to us. Mr. Mack served as our Interim Chairman from August 2007 to February 2008.

     J. Oliver Maggard has served as Managing Partner of Caymus Partners LLC, an investment banking firm, since October 2002. From January 1995 to October 2002, Mr. Maggard was a Managing Director and Partner of Regent Capital Management Corp., a private equity firm which he co-founded. Prior to founding Regent Capital, Mr. Maggard held various positions with Bankers Trust Company, Kidder Peabody & Company, Inc., Drexel Burnham Lambert Incorporated, and E.F. Hutton & Co.

     Michael P. Johnson has served as President and CEO of J & A Group, a small business and management consulting company, since June 2008. In March 2008, Mr. Johnson retired as Senior Vice President and Chief Administrative Officer of The Williams Companies, Inc., a publicly-held natural gas producer, processor, and transporter, having joined The Williams Companies in 1998. From 1991 to 1998, Mr. Johnson served in various officer-level positions for Amoco Corporation, most recently as Vice President of Human Resources. Mr. Johnson serves on the Board of Directors of QuikTrip Corporation, CenterPoint Energy, Inc. and Patriot Coal Corp. Mr. Johnson also serves on the boards of several charitable organizations and foundations, including the Tiger Woods Foundation.

     James M. Damian currently serves as Senior Vice President of Best Buy's Experience Development Group. Mr. Damian joined Best Buy in 1998, prior to which he held various positions with Howard Sant Partnerships, a London architectural firm, Harvey Nichols, a London-based luxury retailer, B. Altman & Co., R. H. Macy & Co., and Hindsgaul Mannequins Worldwide of Copenhagen, New York and Paris. Mr. Damian was appointed to serve as the Chairman of our Board in February 2008.


                      COMPENSATION DISCUSSION AND ANALYSIS

Introduction

     Buffalo Wild Wings is focused on profitable growth that builds shareholder value. To accomplish this goal, we need to attract, motivate, retain, and fairly reward executive talent with a total compensation plan, a significant portion of which is paid based on performance. We do this with an overall compensation program composed of three main elements: (1) base salaries; (2) cash incentive compensation; and (3) equity incentive compensation in the form of awards of performance-based restricted stock units and time-vested stock options. The basic philosophy of this three-part compensation program is that the named executives will earn more than their base salaries if performance goals are met and be rewarded for increases in long-term sustained growth in company value.

     Base salaries are set roughly in the middle of the market range for each position after review of peer group information and other information provided by a compensation consultant as discussed below under the heading "Guiding Principles for Executive Compensation." The annual cash incentive provides an opportunity to earn additional cash at a meaningful level based primarily on achieving annual performance goals for the company. Equity incentive compensation is paid in the form of restricted stock unit awards, which vest upon the company achieving net income goals within a range over a three-year period, as well as stock options, which vest equally over four years.

     Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of four independent directors, each of whom satisfies the definition of "independence" as set forth in the Nasdaq listing standards and the Compensation Committee Charter, which is available on our website at www.buffalowildwings.com. Our Compensation Committee designs and oversees our compensation programs for the following group of officers, which includes the named executive officers: Chief Executive Officer; Executive Vice Presidents, which includes our Chief Financial Officer and General Counsel; and Senior Vice Presidents, which includes all other executive officers. The company's independent directors are responsible for final approval of the Compensation Committee's determination of the Chief Executive Officer's compensation. The Compensation Committee has the responsibility and authority to determine the compensation of the other executive officers, but generally sets such compensation subject to final approval by the full Board.

Compensation Consultant

     The Compensation Committee has the authority to engage independent counsel or other advisors to assist the Committee in determining compensation for the executives. During 2008, the Compensation Committee retained Don Delves of The Delves Group as its compensation consultant. Mr. Delves is retained by and reports directly to the Compensation Committee and consults with the Committee regarding our compensation plans, policies, and annual programs. Mr. Delves attends the Committee's meetings. Mr. Delves does not provide consulting services to the company.

Guiding Principles for Executive Compensation

     The following principles influence and guide our compensation practices for our executive officers:

     1.   We are a pay-for-performance company.

          Both the annual cash incentive program and the equity incentive program are directly linked to performance. Most of the cash incentive program is linked to the achievement of annual company performance targets. A smaller portion for each executive is based on achievement of personal objectives. The equity incentive program provides for the award of restricted stock units that vest upon achievement of annual company net income goals that are established by the Board of Directors and time-vested stock option grants.

     2. Incentive compensation should reinforce our company's business objectives and be balanced between short-term and long-term performance.

          Our annual cash incentive program is directly tied to achieving profitable growth. Our 2006 and 2007 restricted stock unit programs required three years of meeting our annual net income performance targets to achieve full vesting of the units. Under our 2008 restricted stock program, the units vest based on achieving cumulative net income goals during a three-year period. Stock options vest over a four-year employment period and have value only to the extent that our stock price appreciates.

     3. Incentive compensation should align interests of executives with those of shareholders.

          We intend that our cash and equity incentive programs be aligned with the shareholders' interests by rewarding executive officers for achieving profitable growth and increasing the company's stock price. The equity incentive program is further aligned with shareholders' interests because it puts shares in the hands of our executive officers.

     4. Total compensation of executives should be market competitive to attract and retain talent.

          To attract the type of talent needed to achieve and maintain a leadership position in our sector of the chain restaurant industry, we believe that our base salaries should be at or above the median for similar companies in our industry and contain a robust incentive component to assure that executives are well compensated for superior performance. When evaluating 2008 compensation, the Compensation Committee recommended 2008 base salaries that were roughly near the median of base salaries paid by peers. The Compensation Committee periodically reviews and updates the peer group used in determining compensation. For 2008, the Committee selected, in consultation with Mr. Delves, a peer group of restaurant companies based on size, revenues, growth rate, or sector of the restaurant industry, seeking a balance between similarity to our company and diversity among those selected. The peer group used in evaluating and setting 2008 executive compensation consisted of the following: Benihana Inc., BJ's Restaurants Inc., California Pizza Kitchen Inc., Chipotle Mexican Grill Inc., Famous Dave's of America Inc., McCormick & Schmick's Inc., Panera Bread Co., PF Chang's China Bistro Inc., Red Robin Gourmet Burgers Inc., Rubio's Restaurants Inc., Ruth's Chris Steak House Inc., Sonic Corp., and Texas Roadhouse Inc.

     5. Total compensation should reflect position and responsibility, and incentive compensation should be a greater part of total compensation for more senior positions.

          We believe that total compensation should generally increase with position and responsibility and should be structured to avoid disparities among employees with similar duties. As position and responsibility increase, a greater percentage of total compensation should be tied to our performance.

     6.   Tally sheets are a good tool for reviewing and setting compensation.

          In 2008, our Compensation Committee continued its past practice of reviewing compensation in tally-sheet format. These sheets reflect all forms of compensation paid, including perquisites, calculations of past accumulation of equity compensation and accrued benefits under severance arrangements. Tally sheets allow the Compensation Committee to evaluate the relationship of performance-based incentive compensation to base salary and total compensation. Going forward, we expect that the Compensation Committee will continue to use tally sheets to evaluate the relationship of the total compensation paid by the company to that paid by its peers.

     7. Compensation decisions should primarily be driven by the principle of rewarding performance rather than tangential considerations, such as tax benefits or accounting policies.

          The cash incentive and equity incentive plans, as well as the annual programs adopted thereunder, are designed to comply with the deductibility requirements of Section 162(m) of the Internal Revenue Code; however, we establish total compensation programs that we believe are most appropriate in light of compensation principles (as identified above), regardless of the accounting or tax policies.

Stock Ownership Guidelines

     While we do not have formal stock ownership guidelines for executive offices, we believe that the executives should have an appropriate equity interest in order to align management's interests with those of our shareholders. We encourage executive officers to own stock by providing opportunities for stock ownership through stock options, performance based restricted stock units, and an Employee Stock Purchase Plan. Each of our executive officers holds an appropriate amount of stock considering the length of their employment.

New Employment Agreements

     In 2008, the Committee undertook a comprehensive review of the employment agreements entered into during 1999 or 2002 with each of the named executive officers (the "Old Employment Agreements"). The purpose of the review was to update the terms of such agreements and insure their compliance with Section 409A of the Internal Revenue Code, particularly the separation and change of control provisions. The amended and restated employment agreements were finalized and entered into on September 16, 2008 (the "New Employment Agreements"). In connection with the New Employment Agreements, the Committee also approved amendments involving change in control provisions to existing restricted stock unit agreements with the named executive officers. The separation and change of control provisions of the New Employment Agreements and restricted stock unit agreements are described below, with a full description of the terms of the New Employment Agreements set forth in "Employment Agreements" under "Executive Compensation" on page 19.

Separation and Change in Control Arrangements

     The named executive officers, in accordance with the terms of their respective employment agreements and award agreements under equity compensation plans, are eligible for benefits and payments upon certain terminations of employment as described under "Potential Payments Upon Termination or Change in Control" on page 22.

     Separation Benefits. Severance payments for named executive officers have been and continue to be triggered upon (i) the company's failure to renew an employment agreement, (ii) the executive's resignation with good reason, or
(iii) the company's termination of executive's employment without cause. The Old Employment Agreements provided for severance payments of base salary for 12 months for the Chief Executive Officer and Chief Financial Officer and for six months for all other named executive officers. The New Employment Agreements eliminate the disparity of treatment among the named executive officers and provide for severance payments of base salary and medical benefits for 12 months if the executive has been employed by the company for less than five years and 18 months if the executive has been employed by the company for 5 years or more. Regardless of the length of the executive's length of service, the severance arrangements in the New Employment Agreements also include payment of a pro-rated annual cash incentive for the year of termination based on actual performance against established goals. We believe that the severance arrangements as modified are appropriate, given the service provided, the additional time that may be required for higher-level employees to secure other employment, and the benefit to the company of obtaining twelve-month non-compete and non-solicitation commitments and a general release from each executive.

     Change in Control Separation. If a named executive officer's employment is terminated within one year after a change in control for any of the reasons set forth above in "Separation Benefits," then in addition to the severance payments described in previous paragraph, the exercisability of all of the executive's outstanding stock options will be accelerated and any outstanding restricted stock units scheduled to vest at the end of the year in which the termination occurs will immediately vest. The Committee believes the use of a "double trigger" arrangement, requiring both a change in control and a termination of employment before accelerating vesting and exercisability, appropriately addresses several goals. It reflects the value to the company of avoiding the distraction and loss of key executives that may occur in connection with any potential or actual change in control, without providing accelerated benefits to executives who continue to enjoy employment after such a transaction. At the same time, the arrangement is believed to be more attractive to acquiring companies, who may place significant value on retaining members of the company's executive team. Consistent with market practices, no tax gross-ups are provided.

Material Elements of the Executive Compensation Program

     The material elements of our 2008 executive compensation program are:

           Base salary
           Annual cash incentive compensation
           Equity incentive compensation in the form of restricted stock units and stock options
           Other benefits

     The allocation of the compensation components for 2008 was approximately 27% base salary, 23% cash incentive compensation, and 50% equity incentive compensation for the Chief Executive Officer and Executive Vice Presidents and approximately 32% base salary, 20% cash incentive compensation, and 48% equity incentive compensation for the Senior Vice Presidents.

     Base Salary. Base salary is the foundation of the compensation program in that most other major components of compensation are based on a relationship to base salary. Base salaries, as well as other compensation, are determined by the Compensation Committee using as its starting point competitive market information. In accordance with current and prior employment agreements, base salaries are reviewed annually, with the review occurring during the fourth quarter with new salaries going into effect at the beginning of the next year. The Compensation Committee requested that Mr. Delves gather data for similar positions in the companies in the peer group, which information was reviewed in preparation for setting base salaries. The base salary for the Chief Executive Officer is determined by the Compensation Committee in executive session, with final approval by the independent directors, taking into consideration the results of a performance review, competitive market data, and the current level of total compensation, as well as written feedback from other executive officers. With respect to the other executive officers, the Compensation Committee makes final recommendations to the Board of Directors for each person, taking into account the salary recommendations from the Chief Executive Officer, current level of total compensation, market median, individual contributions, changes in position or responsibility, and internal pay equity considerations.

     The table below shows base compensation levels for the 2008 named executive officers for 2007, 2008 and 2009.

   ------------------------------------------------------------------------
                                 Base Salaries
   ------------------------------------------------------------------------
                             2009             2008              2007
   ------------------------------------------------------------------------
   Sally Smith             $560,000         $535,000          $500,000
   ------------------------------------------------------------------------
   Mary Twinem             $350,000         $335,000          $315,000
   ------------------------------------------------------------------------
   James Schmidt           $295,000         $270,000          $235,000
   ------------------------------------------------------------------------
   Judy Shoulak            $295,000         $270,000          $255,000
   ------------------------------------------------------------------------
   Kathy Benning           $252,000         $243,000          $224,000
   ------------------------------------------------------------------------

     Annual Cash Incentive Compensation. For 2008, we established an annual cash incentive program for our Chief Executive Officer, Executive Vice Presidents, and Senior Vice Presidents, the terms of which were similar to the cash incentive program for 2007. The criteria for earning incentive compensation under this program were the same for all executive officers, except that the Chief Executive Officer and Executive Vice Presidents had an opportunity to earn a larger percentage of base salary than the Senior Vice Presidents. The reason for this larger opportunity is that the Compensation Committee believes that, as position and responsibility increase, a greater percentage of total compensation should be tied to company performance. The Compensation Committee selected and weighted the specific elements of this program based on its judgment that these were key factors in creating shareholder value.

     The program rewards executives for overall company performance in the following categories: revenue, including positive same-store sales overall for the year and for each fiscal quarter; net income; and net increase in system-wide locations. Because our business plan is confidential, we do not publicly disclose specific annual internal revenue, net income or operating objectives. Disclosing specific objectives would provide competitors and other third parties with insights into our planning process and would thereby cause competitive harm.

     The program also allows for the opportunity to earn cash incentives for achieving personal objectives. The Committee reviews personal objectives for each executive when determining their personal cash incentive. The personal objectives for Sally Smith, our Chief Executive Officer, are agreed on at the beginning of each year between Ms. Smith and the Compensation Committee when the Committee reviews her performance for the previous year. The personal objectives for the remaining executive officers are agreed upon by the Chief Executive Officer and the respective executive officers. The actual amount of cash incentive payable upon achievement of personal objectives is determined in the discretion of the Compensation Committee. A description of the annual cash incentive program is set forth below in more detail.

     The 2008 annual cash incentive program had the following key objective performance criteria:

     o Revenue: The revenue performance goal included a revenue target as well as positive same-store sales targets for both company-owned and franchised stores for the year and each fiscal quarter. If actual revenue were less than 97% of the planned targets, no cash incentive would be earned. As the actual revenue increased above 97% of planned targets and same-store sales were positive, the percentage of base salary that may be earned as a cash incentive increased. Achieving revenue at 97% of planned targets and achieving positive same-store sales for each of the four quarters of the year would entitle the participants to a cash incentive equal to a percent of base salary, 5% for the Chief Executive Officer and Executive Vice Presidents and 3.6% for the Senior Vice Presidents. Achieving revenue at planned targets and positive same-store sales, the cash incentive would be 30% of base salary for the Chief Executive Officer and Executive Vice Presidents and 21.6% of base salary for the Senior Vice Presidents. Based on achieving revenue at 115% or more of the planned targets and positive same-store sales, the maximum cash incentive payable is 60% of base salary for the Chief Executive Officer and Executive Vice Presidents and 43.2% for the Senior Vice Presidents.

     o Net Income: If actual net income were less than 95% of the planned target, no cash incentive would be earned. As actual net income increased above 95% of the planned target, the percentage of base salary earned as a cash incentive increased. If actual net income were at 95% of planned target, the participants would be entitled to a cash incentive equal to a percentage of base salary, 10% for the Chief Executive Officer and Executive Vice Presidents and 7.2% for Senior Vice Presidents. Achieving net income at the planned target, the cash incentive would be 15% of base salary for the Chief Executive Officer and Executive Vice Presidents and 10.8% of base salary for the Senior Vice Presidents. Based on achieving net income at 120% or more of the planned target, the maximum cash incentive payable would be 30% of base salary for the Chief Executive Officer and Executive Vice Presidents and 20% for the Senior Vice Presidents.

     o Net Increase in System-Wide Locations: For the Chief Executive Officer and Executive Vice Presidents, the cash incentive payable ranged from 3% to 18% of base salary based on the actual net increase in system-wide locations, with 10% of base salary payable for achieving the planned target. For the Senior Vice Presidents, the cash incentive payable ranged from 2.2% to 13% of base salary based on the actual net increase in system-wide locations, with 7.2% of base salary payable for achieving the planned target.

     In addition to the objective company performance goals identified above, the participants had the opportunity to earn, based on personal objectives, a cash incentive of up to 20% of base salary for the Chief Executive Officer and Executive Vice Presidents and up to 15% for the Senior Vice Presidents. In 2008, achievement of personal objectives caused the Chief Executive Officer to earn 20% and the Executive Vice Presidents to earn 15% of their base salaries.

     Considering the company performance goals and personal objectives, the Chief Executive Officer and Executive Vice Presidents had the opportunity to earn from 23% to 128% of their respective base salaries under the 2008 annual cash incentive program, and the Senior Vice Presidents had the opportunity to earn from 17.2% to 91.2% of their respective base salaries under the 2008 annual cash incentive program.

     2008 Earned Cash Incentive Compensation. Each of the named executive officers set forth below earned the following amounts of annual cash incentive compensation based on 2008 performance:

  ---------------------------------------------------------------------------
  Named Executive Officer    Cash Incentive Earned      Percentage of Base
                                   for 2008              Salary for 2008
  ---------------------------------------------------------------------------
  Sally Smith                      $454,212                   84.9%
  ---------------------------------------------------------------------------
  Mary Twinem                      $284,419                   84.9%
  ---------------------------------------------------------------------------
  James Schmidt                    $229,234                   84.9%
  ---------------------------------------------------------------------------
  Judy Shoulak                     $166,590                   61.7%
  ---------------------------------------------------------------------------
  Kathy Benning                    $149,931                   61.7%
  ---------------------------------------------------------------------------

     Equity Incentive Compensation. Long-term incentives are necessary to retain and motivate executive officers to achieve the long-term interests of our shareholders. For the last several years, we have used the award of performance-based restricted stock units as the way to achieve this goal; in 2008, the Compensation Committee approved the addition of time-vested stock options. We believe that the combination of cash and equity incentives is appropriate given that the cash elements of incentive compensation emphasize short-term or annual performance, and that equity elements of incentive compensation emphasize long-term performance. Although the equity grants may accumulate value over time, we believe that the expected benefit to us and our shareholders outweighs the cost. The reward is an appropriate motivational tool and is necessary to retain critical team members in our high-growth company.

     The stock options represent approximately 25% of the grant date value of the equity component of incentive compensation assuming target level performance under the restricted stock unit portion of the program. Assuming target performance under the 2008 program, the combined grant date value of the restricted stock units and stock options equal the same percentage of base salary as the restricted stock unit component alone under the 2007 equity incentive program. The Compensation Committee used its discretion when determining the weight of each component of the equity incentive compensation in 2008 but, in doing so, considered past practice, competitive information, our principles and goals, and accumulated value of executives' equity.

          Restricted Stock Units. Our Chief Executive Officer, Executive Vice Presidents, and Senior Vice Presidents receive annual grants of restricted stock units subject to certain vesting restrictions. For the past three years, the annual grants were based on a percentage of the executive officer's base salary. The number of restricted stock units awarded to each executive officer in 2008 is equal to the executive's base salary multiplied by a percentage (150% for our Chief Executive Officer and Executive Vice Presidents and 120% for our Senior Vice Presidents) divided by the closing sale price of our stock at the end of fiscal 2007. For example, Sally Smith's 2008 base salary was $535,000, and the closing sale price of our stock on the last trading day of fiscal 2007 was $23.14 per share, which resulted in a grant 34,680 restricted stock units at the beginning of fiscal 2008.

     Restricted stock units granted prior to 2008 vest in one-third increments based upon achievement of annual net income targets set by the Board of Directors. If we achieve the annual net income target for a fiscal year, the active restricted stock participants will vest 33-1/3% in their restricted stock unit awards. If we do not meet an annual net income target, no units vest that year but are held over until the next year. Active participants have up to ten years from the date of the grant to earn vesting of all shares for the units originally granted. The Board of Directors sets the annual net income target for purposes of restricted stock unit vesting at 95% of the net income target in the budget as adopted by the Board of Directors, which budget generally requires a high level of performance. Because our business plan is confidential, we do not publicly disclose specific net income objectives. Disclosing specific objectives would provide competitors and other third parties with insights into our planning process and would thereby cause competitive harm.

     For 2008 grants, the executive officers have an opportunity to earn a range of restricted stock units based upon the company achieving net income goals within a range, rather than the all-or-nothing vesting under our programs for prior years. In addition, the net income targets include three-year cumulative goals rather than being limited to annual targets as in prior years. The restricted stock units under the 2008 program vest over a three-year performance period based upon achievement of these cumulative net income goals, which are established at the time of the original grant. For example, if, during the first fiscal year, the company achieves at least the threshold goal, a portion of the restricted stock units will vest. If, after the second fiscal year, the company achieves at least its threshold cumulative net income goal for fiscal years one and two of the performance period, additional restricted stock units will vest. If, after the third fiscal year, the company achieves at least its threshold cumulative net income goal for fiscal years one, two, and three of the performance period additional restricted stock units will vest. Any units not earned in year one or two of the performance period are eligible to vest in future year(s), provided that the cumulative goals are met. Any restricted stock units not earned by the end of the three-year performance period are forfeited. If the maximum cumulative net income goals are achieved over the three-year performance period, an executive will earn 200% of the number of restricted stock units that he or she would have earned over the same period for achieving target performance under the 2007 program. If the threshold cumulative net income goals are achieved over the three-year performance period, an executive will earn 75% of the number of restricted stock units that he or she would have been earned over the same period for achieving target performance under the 2007 program.

          Stock Options. In 2008, our Chief Executive Officer, Executive Vice Presidents, and Senior Vice Presidents received grants of seven-year stock options, which vest equally over four years from the date of grant. The grants were based on a percentage of the executive officer's base salary. The number of shares underlying stock options awarded to each executive officer in 2008 is equal to the executive's base salary multiplied by a percentage (25% for our Chief Executive Officer and Executive Vice Presidents and 20% for our Senior Vice Presidents) divided by an option value of $10.49, the Black Scholes value based upon our year-end stock price. For example, Sally Smith's 2008 base salary of $535,000 was multiplied by 25% and divided by $10.49, resulting in the grant of an option to purchase 12,750 at $24.96 per share, the closing price of our stock on the date of grant.

         Other Benefits.
         ---------------

          Deferred Compensation Program. We contribute a percentage of the executive officers' annual base salary to our nonqualified deferred compensation plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is an unfunded plan maintained to provide additional retirement benefits to the eligible employees as an executive retention tool. We make contributions to the Deferred Compensation Plan in an aggregate annual amount of 12.5% of base pay for each of the Chief Executive Officer and Executive Vice Presidents. Our annual contribution for each of the other executive officers is 10% of base pay.

     Participants self-direct the investment of their contributions in funds that are similar to the funds offered by our 401(k) Plan. The earnings or losses represent the general market earnings of investment elections made by each named executive officer.

     Benefits under the Deferred Compensation Plan vest over five years from date of hire. If an executive terminates employment with us and accepts employment with a competitor, the vesting schedule lengthens to ten years from the date of hire. Participants may receive distributions from the Deferred Compensation Plan as a lump sum payment or in annual installments.

     In 2008, the Deferred Compensation Plan was amended to permit participants to defer up to 100% of compensation, including salary, bonus, and restricted stock grants. Currently, three executives have elected to defer a portion of their compensation.

          Perquisites. We provide our executive officers and certain other key employees with perquisites that we believe are reasonable and consistent with our overall compensation program. The provision of perquisites creates business advantages for us, such as the attraction and retention of highly qualified employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our executive officers. The Committee has not done a specific analysis of perquisites provided by the company's peers but has relied on Mr. Delves and outside counsel for guidance, and the Committee has concluded that the perquisites provided to the executives are modest.

     We provide the personal benefits described below, which are quantified in the column "All Other Compensation" of the "Summary Compensation Table" on page 18:

     o We provide and maintain a company-owned vehicle for the Chief Executive Officer and Chief Financial Officer, and the other executive officers receive a $500 per month vehicle allowance.

     o We paid annual country club dues for one facility on behalf of the Chief Executive Officer in 2008; this was discontinued for 2009.

     o In addition to benefits available to all employees under company-wide health, dental, and life insurance plans, we provide the executive officers with supplemental medical reimbursement insurance and supplemental life insurance. In August 2008, the Compensation Committee approved updates to the supplemental life insurance policies to provide coverage equal to three times the executive's base salary in 2008. The supplemental life insurance policies have a fixed value for the life of the policy, and will not be increased for subsequent salary adjustments. Previously, the coverage was based on salaries in 2000 or at the time of hire for executives joining us since 2000, with coverage for the Chief Executive Officer and Chief Financial Officer equal to five times their base salary and coverage for the other executive officers equal to three times their base salary.

In addition to benefits available to employees under company-wide short- and long-term disability insurance plans, we also provide the executive officers with supplemental long-term disability insurance. If an executive officer becomes totally disabled for more than thirteen weeks, the supplemental disability insurance will provide monthly income to that person until the earlier of their recovery or their sixty-fifth birthday. Benefits are equal to 70% of the executive officer's monthly base salary.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee was an officer or employee of the company during fiscal year 2008 or in any prior year, and no member of the Committee had a relationship which would require disclosure under Item 404(a) of Regulation S-K. There were no compensation committee interlocks as described in
Item 407(e)(4) of Regulation S-K.

Compensation Committee Report

     The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the equity plan, and other management incentive, benefit, and perquisite programs. Management has the primary responsibility for the company's financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" found on pages 10 - 17 of this Proxy Statement. The Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Committee with regard to executive compensation. The Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

                                    Members of the Compensation Committee
                                             Michael P. Johnson, Chair
                                             Dale M. Applequist
                                             J. Oliver Maggard
                                             James M. Damian


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid or accrued during our last three fiscal years to the Chief Executive Officer, Chief Financial Officer and the other three highest paid executive officers based on total compensation, excluding deferred compensation earnings, which was earned or accrued for fiscal year 2008.

     We have entered into employment agreements with each of the named executive officers, which agreements are described below. Any discretionary compensation payments to the named executive officers were made pursuant to the annual executive incentive program and are included below in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation."

                                                                                     Change in
                                                                                   Pension Value
                                                                                        and
                                                                     Non-Equity     Nonqualified
                                                                      Incentive       Deferred
                                                 Stock     Option       Plan        Compensation     All Other
       Name and                     Salary      Awards     Awards   Compensation      Earnings     Compensation
  Principal Position        Year      ($)       ($)(1)     ($)(2)      ($)(3)          ($)(4)         ($)(5)       Total ($)
------------------------------------------------------------------------------------------------------------------------------

Sally J. Smith             2008     $535,000    $575,425    $27,895    $454,212             --        $115,959     $1,708,491
 Chief Executive           2007     $500,000    $849,391    $2,324     $334,200        $13,023        $111,820     $1,810,758
 Officer and president     2006     $450,000    $660,850    $5,520     $425,250        $26,456        $104,198     $1,672,274

Mary J. Twinem             2008     $335,000    $360,394    $17,468    $284,419             --         $76,062     $1,073,343
 Executive VP and          2007     $315,000    $281,643    $2,324     $210,546        $11,358         $70,609      $891,480
 Chief Financial Officer   2006     $280,000    $251,628    $5,520     $264,600        $16,990         $64,608      $883,346

James M. Schmidt           2008     $270,000    $266,249    $14,079    $229,234             --         $55,608      $835,170
 Executive VP, General     2007     $235,000    $188,942     $1,240    $157,074         $5,296         $49,317      $636,869
 Counsel and Secretary     2006     $215,000    $159,199     $4,013    $147,490         $8,928         $43,636      $578,266

Judith A. Shoulak          2008     $270,000    $233,771    $11,263    $166,590             --         $47,530      $729,154
 Senior VP, Operations     2007     $255,000    $187,982     $1,240    $123,930         $8,440         $48,895      $625,487
                           2006     $230,000    $171,491     $2,745    $157,780        $11,276         $47,068      $620,360

Kathleen M. Benning        2008     $243,000    $209,739    $10,136    $149,931             --         $45,460      $658,266
 Senior VP, Marketing      2007     $224,000    $169,004     $1,240    $108,864         $6,320         $37,810      $547,238
 and Brand
 Development (6)

--------------------
(1) The amounts reflect the compensation cost recognized for financial statement reporting purposes in each fiscal year, in accordance with FAS 123R, for restricted stock unit awards that we have made pursuant to our 2003 Equity Incentive Plan, and thus may include amounts from restricted stock unit awards granted in and prior to such fiscal years. For a discussion of our valuation assumptions for 2008, see footnote 1(w) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 28, 2008 filed with the Securities and Exchange Commission. See "Option Exercises and Stock Vested" table on page 21 for shares and value realized by each named executive officer, and the "Grants of Plan Based Awards" table for more information regarding the restricted stock unit awards we granted in 2008. For a discussion of our valuation assumptions for 2007 and 2006, see footnote 1(w) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2007 and December 31, 2006, respectively, filed with the Securities and Exchange Commission.

(2) The amounts reflect the compensation cost recognized for financial statement reporting purposes in each fiscal year, in accordance with FAS 123R, for stock option awards that we have made pursuant to our 2003 Equity Incentive Plan, and thus include amounts from stock option awards granted in and prior to such fiscal years; no options were granted in fiscal year 2007 or 2006. For a discussion of our valuation assumptions for 2008 figures, see footnote 1(w) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 28, 2008 filed with the Securities and Exchange Commission. For a discussion of our valuation assumptions for 2007 and 2006, see footnote 1(w) to our consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 30, 2007 and December 31, 2006 respectively, filed with the Securities and Exchange Commission.

(3) The 2008 amounts represent cash incentive awards made pursuant to our 2008 executive incentive plan, which is discussed in further detail in the "Compensation Discussion and Analysis" under "Annual Cash Incentive Compensation" on page 13.

(4) Contributions to the Deferred Compensation Plan are invested as directed by participants in funds similar to those offered by our 401(k) Plan. Because earnings are calculated in the same manner and at the same rate as earnings on investments in our 401(k) Plan, participants are not entitled to interest or other payments that would be deemed above-market. Amounts shown for 2007 and 2006 reflect the total earnings on nonqualified deferred compensation and are included because our Deferred Compensation Plan is only available to officers and may be deemed to be preferential. Total earnings for 2008 were negative and therefore are not shown in this table. For further details, see "Compensation Discussion and Analysis" under "Other Benefits" on page 16 and the discussion on page 21 entitled "Nonqualified Deferred Compensation."

(5) Other annual compensation for fiscal year 2008 consists of the items set forth in the table below:

                                              Executive
                                               Medical     Executive       Executive                             Deferred
                                                Plan       Long-Term         Life                Contribution  Compensation
                              Auto Lease/     Reimburse    Disability       Insurance    Club      to 401(k)      Plan
                             Allowance(a)     -ment(b)     Premiums(c)    Premiums (c)   Dues        Plan        Accrual(d)
                             ----------------------------------------------------------------------------------------------
     Sally J. Smith             $19,269        $5,550        $6,668         $1,934      $6,463      $9,200       $66,875
     Mary J. Twinem             $15,925        $5,550        $2,543           $969          --      $9,200       $41,875
     James M. Schmidt           $ 6,000        $3,885        $1,680         $1,093          --      $9,200       $33,750
     Judith A. Shoulak          $ 6,000        $1,071        $2,532         $1,727          --      $9,200       $27,000
     Kathleen M. Benning        $ 6,000        $5,550            --           $410          --      $9,200       $24,300

     ------------------
     (a) The amounts shown for Ms. Smith and Ms. Twinem cover the lease of an automobile and $7,000 for maintenance of such automobile; the amounts shown for all other named executive officers represent an automobile allowance.

     (b) Includes 11% administrative fee paid on behalf of officer.

     (c) Includes taxes paid on behalf of officer.

     (d) These amounts were contributed by us for the officers' account and exclude investment earnings (losses) on individual deferred compensation investment account. The deferred compensation vests on the basis of 20% for each year of service with Buffalo Wild Wings. Each of the named officers is fully vested.

(6) Ms. Benning was not a named executive officer in fiscal 2006; therefore, only fiscal 2007 and 2008 compensation information is included.

Employment Agreements

     On September 16, 2008, we entered into amended and restated employment agreements with each of our executive officers, including the named executive officers. The initial term of the agreements ends on December 27, 2009, the last day of our 2009 fiscal year. The agreements provide for an automatic extension for successive one-year periods, each ending on the last day of the fiscal year, unless the agreement is terminated earlier or either party gives the other a non-renewal notice. The agreements provide for a base salary to be determined by the Board, or the Compensation Committee, on an annual basis. The base salaries for fiscal year 2008 are set forth in the table above. The current fiscal 2009 base salaries are $560,000 for Ms. Smith, $350,000 for Ms. Twinem, $295,000 for Mr. Schmidt, $295,000 for Ms. Shoulak, and $252,000 for Ms. Benning.

     As provided in the employment agreements, the officers agree to maintain confidentiality, not compete with us during employment and for one year following employment, and not hire or solicit anyone affiliated with us in any way. The agreements provide for severance arrangements under certain terminations. See "Potential Payments Upon Termination or Change in Control" on page 22 for further information with respect to these termination provisions.

Grants of Plan-Based Awards

                                                                                            All Other
                              Estimated Future Payouts Under   Estimated Future Payouts       Option
                                Non-Equity Incentive Plan      Under Equity Incentive        Awards:                     Grant Date
                                       Awards(1)                   Plan Awards(2)          Number of     Exercise or   Fair Value of
                              -------------------------------- --------------------------    Securities    Base Price    Stock and
Name                 Grant   Threshold   Target   Maximum     Threshold Target Maximum      Underlying     of Option   Option Awards
                      Date      ($)       ($)        ($)         (#)     (#)     (#)      Options (#)(3) Awards ($/Sh)     ($)(4)
------------------------------------------------------------------------------------------------------------------------------------
Sally J. Smith      02/17/08     --         --         --        2,601   17,340  34,680         --             --          $865,613
                    02/17/08     --         --         --          --      --      --         12,750         $24.96        $137,343
                      N/A     $123,050   $401,250   $684,800       --      --      --           --             --              --

Mary J. Twinem      02/17/08     --         --         --        1,628   10,858  21,716         --             --          $542,031
                    02/17/08     --         --         --          --      --      --          7,984         $24.96         $86,004
                      N/A     $77,050    $251,250   $428,800       --      --      --           --             --              --

James M. Schmidt    02/17/08     --         --         --        1,312   8,751  17,502          --             --          $436,850
                    02/17/08     --         --         --         --       --      --          6,435         $24.96         $69,318
                      N/A      $62,100   $202,500   $345,600      --       --      --           --             --              --

Judith A. Shoulak   02/17/08     --         --         --       1,050    7,001  14,002          --             --          $349,490
                    02/17/08     --         --         --         --       --      --          5,148         $24.96         $55,454
                      N/A      $46,440   $147,420   $246,240      --       --      --           --             --              --

Kathleen M.         02/17/08     --         --         --        945     6,301  12,602          --             --          $314,546
Benning             02/17/08     --         --         --         --       --      --          4,633         $24.96         $49,907
                      N/A      $41,796   $132,678   $221,616      --       --      --           --             --              --
-------------------
(1)  These columns show the range of payouts targeted for fiscal 2008 performance under our executive incentive plan as described in the section titled "Annual Cash Incentive Compensation" in the "Compensation Discussion
     and Analysis" on page 13. The cash incentive payments for 2008 performance have been made based on the metrics described and are shown in the column
     "Non-equity Incentive Plan Compensation" of the "Summary Compensation
     Table" on page 18.

(2) Reflects long-term incentive awards in the form of performance-based restricted stock units granted to each named executive officer on February
     17, 2008 in accordance with our 2003 Equity Incentive Plan and pursuant to our 2008 long-term incentive program described in the "Compensation
     Discussion and Analysis" under "Equity Incentive Compensation" on page 15.

(3) The amounts represent stock options granted to each named executive officer on February 17, 2008 in accordance with our 2003 Equity Incentive Plan and pursuant to our 2008 long-term incentive program described in the "Compensation Discussion and Analysis" under "Equity Incentive
     Compensation" on page 15. The options vest ratably over a four-year period, and they expire on December 28, 2014.

 (4) The amounts represent the grant date fair value of long-term incentive awards in the form of performance-based restricted stock units in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 1(w) to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended
     December 28, 2008 filed with the Securities and Exchange Commission. We estimated the fair value of option awards on the grant date using the Black-Scholes-Merton option valuation model.

Outstanding Equity Awards at Fiscal Year-End

                                                 Option Awards                                        Stock Awards
                     ----------------------------------------------------------------  --------------------------------------------
                                                                                                                          Equity
                                                                                                                         Incentive
                                                                                                              Equity       Plan
                                                                                                            Incentive     Awards:
                                                                                                               Plan      Market or
                                                     Equity                                        Market     Awards:     Payout
                                                    Incentive                                     Value of  Number of    Value of
                                                      Plan                                       Shares or   Unearned    Unearned
                                                     Awards:                            Number    Units of    Shares,     Shares,
                      Number of      Number of      Number of                          of Shares    Stock     Units or    Units or
                      Securities    Securities     Securities                         or Units of   That       Other       Other
                     Underlying     Underlying     Underlying                          Stock That   Have   Rights That  Rights That
                     Unexercised    Unexercised    Unexercised   Option      Option    Have Not      Not      Have Not    Have Not
                     Options (#)    Options (#)     Unearned    Exercise   Expiration   Vested     Vested     Vested       Vested
Name                 Exercisable   Unexercisable    Options (#) Price ($)     Date       (#)         ($)      (#)(2)       ($)(3)
-----------------------------------------------------------------------------------------------------------------------------------

Sally J. Smith            14,554             --             --     $3.75    05/23/11         --       --       34,478     $852,296
                           6,000             --             --    $9.075    05/29/13
                           3,187          9,563(1)          --    $24.96    12/28/14

Mary J. Twinem             1,996          5,988(1)          --    $24.96    12/28/14         --       --       21,614     $534,298

James M. Schmidt           6,000             --             --     $3.75    05/23/11         --       --       17,184     $424,788
                             800             --             --    $9.075    05/29/13
                           1,608          4,827(1)          --    $24.96    12/28/14

Judith A. Shoulak          5,000             --             --     $3.75    10/15/11         --       --       13,948     $344,795
                             750             --             --    $5.625    03/01/12
                           3,200             --             --    $9.075    05/29/13
                           1,287          3,861(1)                $24.96    12/28/14

Kathleen M. Benning        6,000             --             --    $5.625    03/01/12         --       --       12,498     $308,951
                           3,200             --             --    $9.075    05/29/13
                           1,158          3,475(1)          --    $24.96    12/28/14


(1) The options were granted on February 17, 2008 and vest to the extent of 25% of the shares on the last day of each fiscal year beginning with fiscal year 2008.

(2) Represents the maximum number of shares of Common Stock that an officer would receive under the performance-based restricted stock units awarded as follows:

       Name                     Grant Date         Units       Vest on 12/29/09(a)   Vest on 12/27/10(a)
       -------------------------------------------------------------------------------------------------

       Sally J. Smith            01/01/07           6,266             6,266                    --
                                 02/17/08          28,212            10,872                17,340

       Mary J. Twinem            01/01/07           3,948             3,948                    --
                                 02/17/08          17,666             6,808                10,858

       James M. Schmidt          01/01/07           2,946             2,946                    --
                                 02/17/08          14,238             5,487                 8,751

       Judith A. Shoulak         01/01/07           2,558             2,558                    --
                                 02/17/08          11,390             4,389                 7,001

       Kathleen M. Benning       01/01/07           2,246             2,246                    --
                                 02/17/08          10,252             3,951                 6,301

         (a) The vesting is subject to certain performance targets being attained; therefore, the number of shares vesting may be less or the vesting may occur on a later date or not at all. For more information on the vesting conditions for the restricted stock unit awards, please see the "Grants of Plan Based Awards" table and the discussion entitled "Equity Incentive Compensation" that is contained in the "Compensation Discussion and Analysis."

(3) The amounts reflect the value as calculated based on the closing price of our Common Stock on December 28, 2008 of $24.72.

Option Exercises and Stock Vested

                                          Option Awards                                 Stock Awards
                            ------------------------------------------   ------------------------------------------
Name                         Number of Shares                              Number of Shares
                                 Acquired            Value Realized          Acquired             Value Realized
                             on Exercise (#)       on Exercise ($)(1)     on Vesting (#)(2)      on Vesting ($)(2)
-------------------------------------------------------------------------------------------------------------------

Sally J. Smith                             --                      --                21,610               $534,199

Mary J. Twinem                         16,000                $290,100                13,522               $334,264

James M. Schmidt                           --                      --                 9,602               $237,361

Judith A. Shoulak                          --                      --                 8,796               $217,437

Kathleen M. Benning                     6,000                 $78,780                 7,908               $195,486

------------------
(1)  Amounts reflect the difference between the exercise price of the stock option and the market price on the date of exercise.

(2) The value realized reflects the market value of the stock on the date that the restricted stock units vested. These shares represent performance awards granted on December 26, 2005, January 1, 2007, and February 17, 2008 which vested on December 28, 2008, with the shares being subsequently issued on February 20, 2009. The price of our Common Stock on December 28,
     2008 was $24.72 per share.

Nonqualified Deferred Compensation

     We contribute a percentage of the executive officers' annual base salary to our nonqualified deferred compensation plan. The amount of our contribution for each executive is based on a percentage of base salary, which amount for 2008 was 12.5% for Ms. Smith, Ms. Twinem, and Mr. Schmidt and 10% for the other named executive officers.

     In 2008, the Deferred Compensation Plan was amended to permit participants to defer up to 100% of compensation, including salary, bonus, and restricted stock grants. All such contributions are immediately vested.

     The company's contributions, along with earnings, under the deferred compensation plan vest over five years from date of hire, except in the case of death, in which case a lump sum is paid to the beneficiaries. If an executive terminates employment with us and accepts employment with a competitor, the vesting schedule lengthens to ten years from the date of hire.

     The executives may receive distributions from the Deferred Compensation Plan as a lump sum payment or in annual installments.

                           Executive
                        Contributions        Registrant          Aggregate           Aggregate           Aggregate
                          in Last FY     Contributions in        Earnings           Withdrawals/        Balance at
Name                        ($)(1)         Last FY ($)(2)    in Last FY ($)(3)   Distributions ($)    Last FYE ($)(4)
---------------------------------------------------------------------------------------------------------------------

Sally J. Smith                $220,800             $66,875          $(166,783)                 --           $450,283

Mary J. Twinem                $138,000             $41,875          $(122,065)                 --           $332,306

James M. Schmidt                    --             $33,750           $(57,717)                 --           $113,616

Judith A. Shoulak               $3,741             $27,000           $(59,065)                 --           $110,397

Kathleen M. Benning                 --             $24,300           $(43,451)                 --           $142,338
------------------
(1)  Amounts are also reported as compensation for the named executive officers in the "Salary" column of the "Summary Compensation Table" on page 18.
(2)  Amounts are also reported as compensation to the named executive officers in the "All Other Compensation" column of the "Summary Compensation Table"
     on page 18.
(3)  All of the amounts shown are negative earnings (losses) and consequently are not reported in the 2008 Summary Compensation Table on page 18. These losses represent the general market earnings of investments based on the investment elections made by the respective named executive officer.
     Contributions to the Deferred Compensation Plan are invested as directed by participants in funds similar to those offered by our 401(k) Plan. Because earnings are calculated in a similar manner and at a similar rate as earnings on investments in our 401(k) Plan, participants are not entitled to interest or other payments that would be deemed above market; however, we have historically included total earnings on nonqualified deferred compensation in prior years' Summary Compensation Tables because our
     Deferred Compensation Plan is only available to officers and may be deemed to be preferential.
(4)  The balances in this column include deferrals for amounts which were previously reported as 2006 and 2007 compensation in the "All Other
     Compensation" column of the Summary Compensation Table as follows:

                           Name               2006            2007
                           ----               ----            ----
                  Sally J. Smith             $56,250        $62,500
                  Mary J. Twinem             $35,000        $39,375
                  James M. Schmidt           $21,500        $29,375
                  Judith A. Shoulak          $23,000        $25,500
                  Kathleen M. Benning          NA           $22,400

Potential Payments Upon Termination or Change in Control

     As set forth under "Employment Agreements" on page 19, we have amended and restated the employment agreements with each of our named executive officers. According to these employment agreements and our incentive plans, the named executive officers would be entitled to payments and benefits upon certain terminations. The employment agreements provide that, during the term of the agreement and for one year following termination of employment, the executives will not compete with us or solicit any of our employees or customers. Upon termination for "cause" (as defined in the agreements) or resignation without "good reason" (as defined in the employment agreements), the named executive officers would not be entitled to any additional compensation or benefits, other than those earned or accrued but not yet paid at the date of termination, pursuant to the employment agreements. The employment agreements provide for severance payments upon (i) the company's failure to renew the agreement, (ii) resignation with "good reason," and (iii) termination "without cause" consisting of the following:

     o    Base salary at time of termination for 18 months;
     o Cash incentive payment based on actual performance and pro-rated for year of termination (the portion relating to individual objectives will be deemed to have been met at a level resulting in a payment of 50% of the award except when the company fails to renew the agreement, in which case the executive is not entitled to the portion relating to individual objectives);
     o    Health insurance (employer's portion) for 18 months; and
     o If such resignation or termination occurs within one year of a change in control, vesting for the portion of the executive's outstanding equity grants that would vest at the end of the current fiscal year would accelerate and the executive's outstanding stock options would become fully exercisable for one year following termination.

     Severance payments will be made in a lump sum in connection with a resignation or termination following a change of control; in all other instances of termination of employment, payments will be paid according to normal payroll practices. Upon death or permanent disability, the portion of the executive's outstanding restricted stock units that would vest at the end of the current fiscal year would accelerate and become payable and the outstanding stock options would be exercisable for one year to the extent such options were vested at the time of death or disability. In addition, our deferred compensation plan provides that vesting would accelerate to 100% upon a change in control; however, the effect of this provision is limited because all of the current named executive officers are fully vested in such plan. The named executive officers would have the right to receive benefits or payments under any plan to the extent vested upon any termination or resignation. Assuming that the named executive officers' employment terminated at the close of business on December 28, 2008, the named executive officers would have been entitled to the following payments and benefits:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Within one year of a
                                                                                                                change in control,
                                                                                                                resignation with
                                                                  Resignation                                     good reason,
                                                                 without good                                 termination without
                                                                    reason;    Resignation with                  good reason or
                                                 Company's        termination    good reason;     Death or     company's failure to
                                              failure to renew     without        termination     permanent     renew employment
                                                  agreement        for cause        cause        disability       agreement
-----------------------------------------------------------------------------------------------------------------------------------
Sally J. Smith
-----------------------------------------------------------------------------------------------------------------------------------
   o Salary                                       $  840,000              --      $  840,000              --      $  840,000
-----------------------------------------------------------------------------------------------------------------------------------
   o Accrued but unpaid bonus(1)                  $  400,713      $  347,213      $  400,713      $  347,213      $  400,713
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unissued restricted stock units(2)    $  534,199      $  534,199      $  534,199      $  534,199      $  534,199
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unexercised stock options(3)          $  399,067      $  399,067      $  399,067      $  399,067      $  399,067
-----------------------------------------------------------------------------------------------------------------------------------
   o  Deferred compensation(4)                    $  260,992      $  260,992      $  260,992      $  260,992      $  260,992
-----------------------------------------------------------------------------------------------------------------------------------
   o  Health benefits(5)                          $    6,380              --      $    6,380              --      $    6,380
-----------------------------------------------------------------------------------------------------------------------------------
             Totals                               $2,441,351      $1,541,471      $2,441,351      $1,541,471      $2,441,351
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Mary J. Twinem
-----------------------------------------------------------------------------------------------------------------------------------
   o Salary                                       $  525,000              --      $  525,000              --      $  525,000
-----------------------------------------------------------------------------------------------------------------------------------
   o Accrued but unpaid bonus(1)                  $  250,919      $  217,418      $  250,919      $  217,418      $  250,919
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unissued restricted stock units(2)    $  334,264      $  334,264      $  334,264      $  334,264      $  334,264
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unexercised stock options(3)                  --              --              --              --              --
-----------------------------------------------------------------------------------------------------------------------------------
   o  Deferred compensation(4)                    $  208,227      $  208,227      $  208,227      $  208,227      $  208,227
-----------------------------------------------------------------------------------------------------------------------------------
   o  Health benefits(5)                          $    6,380              --      $    6,380              --      $    6,380
-----------------------------------------------------------------------------------------------------------------------------------
             Totals                               $1,324,790      $  759,909      $1,324,790      $  759,909      $1,324,790
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
James M. Schmidt
-----------------------------------------------------------------------------------------------------------------------------------
   o Salary                                       $  442,500              --      $  442,500              --      $  442,500
-----------------------------------------------------------------------------------------------------------------------------------
   o Accrued but unpaid bonus(1)                  $  202,233      $  175,233      $  202,233      $  175,233      $  202,233
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unissued restricted stock units(2)    $  237,361      $  237,361      $  237,361      $  237,361      $  237,361
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unexercised stock options (3)         $  138,336      $  138,336      $  138,336      $  138,336      $  138,336
-----------------------------------------------------------------------------------------------------------------------------------
   o  Deferred compensation(4)                    $  113,324      $  113,324      $  113,324      $  113,324      $  113,324
-----------------------------------------------------------------------------------------------------------------------------------
   o  Health benefits(5)                          $    6,380      $    6,380      $    6,380              --      $    6,380
-----------------------------------------------------------------------------------------------------------------------------------
             Totals                               $1,140,134      $  664,254      $1,140,134      $  664,254      $1,140,134
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Judith A. Shoulak
-----------------------------------------------------------------------------------------------------------------------------------
   o Salary                                       $  442,500              --      $  442,500              --      $  442,500
-----------------------------------------------------------------------------------------------------------------------------------
   o Accrued but unpaid bonus(1)                  $  146,340      $  126,090      $  146,340      $  126,090      $  146,340
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unissued restricted stock units(2)    $  217,437      $  217,437      $  217,437      $  217,437      $  217,437
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unexercised stock options (3)         $  169,235      $  169,235      $  169,235      $  169,235      $  169,235
-----------------------------------------------------------------------------------------------------------------------------------
   o  Deferred compensation(4)                    $  110,396      $  110,396      $  110,396      $  110,396      $  110,396
-----------------------------------------------------------------------------------------------------------------------------------
   o  Health benefits(5)                          $    6,380              --      $    6,380              --      $    6,380
-----------------------------------------------------------------------------------------------------------------------------------
             Totals                               $1,092,288      $  623,158      $1,092,288         623,158      $1,092,288
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Kathleen M. Benning
-----------------------------------------------------------------------------------------------------------------------------------
   o Salary                                       $  378,000              --      $  378,000              --      $  378,000
-----------------------------------------------------------------------------------------------------------------------------------
   o Accrued but unpaid bonus(1)                  $  131,706      $  113,481      $  131,706      $  113,481      $  131,706
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unissued restricted stock units(2)    $  195,486      $  195,486      $  195,486      $  195,486      $  195,486
-----------------------------------------------------------------------------------------------------------------------------------
   o Vested/unexercised stock options (3)         $  164,588      $  164,588      $  164,588      $  164,588      $  164,588
-----------------------------------------------------------------------------------------------------------------------------------
   o  Deferred compensation(4)                    $  142,338      $  142,338      $  142,338      $  142,338      $  142,338
-----------------------------------------------------------------------------------------------------------------------------------
   o  Health benefits(5)                          $    4,193              --      $    4,193              --      $    4,193
-----------------------------------------------------------------------------------------------------------------------------------
             Totals                               $1,016,311      $  615,893      $1,016,311      $  615,893      $1,016,311
-----------------------------------------------------------------------------------------------------------------------------------

------------------
 (1) The amounts represent cash incentive awards made pursuant to our 2008 executive incentive program, which is discussed in further detail on page 13 under "Annual Cash Incentive Compensation" of the "Compensation Discussion and Analysis." If the resignation or termination occurred prior to the last day of the fiscal year, the executive would be entitled to a pro rata portion of the incentive compensation for the year of termination. For purposes of this presentation, it is assumed that the terminations were on December 28, 2008, the last day of fiscal year 2008; therefore, the earned bonus based on company performance would be paid under all terminations. Fifty percent (50%) of the incentive compensation based on individual objectives would be paid only under certain terminations, including the company's failure to renew the agreement, resignation with good reason, termination without cause, whether such termination or resignation occurs within one year of a change in control or not.

(2) The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008, in accordance with FAS 123R, of restricted stock unit awards made pursuant to our 2003 Equity Incentive Plan and thus may include amounts from restricted stock unit awards granted in and prior to fiscal year 2008, which vested but had not been issued as of December 28, 2008. Assumptions used in the calculation of these amounts are included in footnote 1(w) to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008 filed with the Securities and Exchange Commission. The vesting of the unvested awards that may be vested at year-end would accelerate as if the performance target was met upon death or disability or upon certain terminations within one year of a change in control.

(3) The value of the outstanding stock options held by each executive is equal to the December 28, 2008 closing stock price less the exercise price multiplied by the number of shares underlying the option.

(4) All of the named executive officers are fully vested in the deferred compensation plan.

(5) The amounts represent the employer's portion of premiums for health insurance that would be paid if the executive pays his or her portion.

Equity Compensation Plan Information

     The following table summarizes our equity compensation plan information as of December 28, 2008, our fiscal year end.

                                                                                     Number of securities remaining
                                Number of securities to be      Weighted average      available for future issuance
                                 issued upon exercise of        exercise price of       under equity compensation
                                   outstanding options,       outstanding options,     plans (excluding securities
Plan Category                       warrants and rights       warrants and rights       reflected in column (a))
-------------                   --------------------------    --------------------   -------------------------------
                                           (a)                         (b)                          (c)
Equity compensation plans
approved by security holders            431,393 (1)                  $13.71 (2)                 1,727,944 (3)

Equity compensation plans not
approved by security holders                 --                         --                             --
                                --------------------------    --------------------   -------------------------------

    Total                               431,393                      $13.71                     1,727,944

     -------------
     (1)  Includes 284,845 shares underlying restricted stock units that may be issued upon achievement of performance goals.
     (2)  Weighted average exercise price of outstanding options excludes restricted stock units.
     (3)  Includes 389,075 shares available for issuance under our Employee
          Stock Purchase Plan.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the forms received by us, we believe that, during fiscal year 2008, all officers, directors, and greater than ten-percent beneficial owners complied with the applicable filing requirements, except that: Ms. Benning reported an option exercise and a disposition by gift late on a Form 5 and Messrs. Maggard and MacDonald each reported one transaction on a Form 4 that was not timely filed.

Certain Relationships and Related Transactions

     Our Board of Directors has adopted a written policy with respect to related party transactions, which policy sets out procedures pursuant to which related party transactions are reviewed and approved. The policy covers all transactions between us and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than transactions generally available to all employees and transactions involving less than five thousand dollars ($5,000) when aggregated with all similar transactions. The Audit Committee is generally responsible for reviewing and assessing the adequacy of the policy and recommends to the Board revisions to such policy. The Audit Committee oversees administration of the policy. A related party transaction may be consummated if it is ratified or approved by the Audit Committee and it is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party or it is approved by the disinterested members of the Board of Directors.

     Since the beginning of fiscal 2008, there have been no transactions or business relationships, other than as disclosed herein, between us and our executive officers, directors, director nominees, and affiliates.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                  (Proposal #3)

General

     The Board of Directors recommends that the shareholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 27, 2009. KPMG LLP has served as our accountants since 1994. The Audit Committee may direct the appointment of new independent auditors at anytime during the year without notice to, or the consent of, the shareholders, and the Audit Committee would do so if it were in our best interest and the interest of our shareholders. KPMG LLP provided services in connection with the audit of our financial statements for the year ended December 28, 2008, and consultation on matters relating to accounting and financial reporting. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Audit Fees

     We paid the following fees to KPMG LLP for fiscal years 2007 and 2008:

                                                   2007                2008
                                                 --------            --------
        Audit Fees                               $425,000            $424,000
        Audit-Related Fees                         49,200              66,500
        Tax Fees                                       --                  --
        All Other Fees                                 --                  --
                                                 --------            --------
                                                 $474,200            $490,500

     Audit fees consist of fees billed or estimated to be billed to KPMG LLP for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of financial statements included in the Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

     Audit-related fees consist of fees billed for services in connection with the audit of our employee benefit plan and National Advertising Fund as well as other services that are related to the performance of the audit of our financial statements and are not reported under Audit Fees.

     The Audit Committee has considered whether provision of the above audit-related services is compatible with maintaining the registered public accounting firm's independence and has determined that such services are compatible with maintaining registered public accounting firm's independence.

Pre-Approval of Audit Fees

     Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Buffalo Wild Wings by its independent registered public accounting firm or any other auditing or accounting firm.

Report of Audit Committee

     The Board of Directors maintains an Audit Committee comprised of three of our outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committees, Rule 4350(d)(2), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

     In accordance with its written charter adopted by the Board of Directors, which is available on Buffalo Wild Wings' website at www.buffalowildwings.com, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In performing its oversight responsibilities regarding the audit process, the Audit Committee:

     (1) reviewed and discussed the audited consolidated financial statements with management;

     (2) discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, as amended; and

     (3) received and reviewed the written disclosures from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence.

     Management has completed the documentation, testing, and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee met periodically, both independently and with management, to review and discuss our progress in complying with
Section 404, including the Public Company Accounting Oversight Board's (PCAOB) Auditing Standard No. 5 regarding the audit of the internal control financial reporting. The Audit Committee also met periodically with KPMG LLP, our independent registered public accounting firm to discuss our internal controls and the status of our Section 404 compliance efforts. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of our internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal controls.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, as filed with the Securities and Exchange Commission.

                                             Members of the Audit Committee
                                                    J. Oliver Maggard, Chair
                                                    Robert W. MacDonald
                                                    Michael P. Johnson

                              SHAREHOLDER PROPOSAL
                                 (Proposal #4)

     People for the Ethical Treatment of Animals (PETA), located at 501 Front Street, Norfolk, Virginia 23510, has advised us that they intend to present the following shareholder proposal at the Annual Meeting. We have received verification from PETA's broker indicating that PETA is the beneficial owner of 147 shares of our stock.

     RESOLVED, that to advance Buffalo Wild Wings' financial interests and the welfare of birds supplied to its restaurants, shareholders encourage the company to give purchasing preference to chicken suppliers that use or switch to controlled-atmosphere killing (CAK).

Supporting Statement

     Buffalo Wild Wings' poultry suppliers currently use a cruel and inefficient slaughter method called electric immobilization. This method involves shackling live birds, shocking them with electrified water, cutting their throats (while they are still conscious), and removing their feathers in tanks of scalding-hot water.

     Birds often suffer broken bones, bruising, hemorrhaging, and abuse by slaughterhouse workers during the shackling process, resulting in serious animal welfare problems and a reduction in meat quality and yield. Birds also peck and scratch at each other and are often scalded to death in defeathering tanks, adding to animal welfare concerns and increasing levels of carcass contamination.

     The animal welfare and economic problems associated with electrical immobilization systems are almost completely absent in CAK systems, which use gas to kill birds while they are still in their transport crates.

     A 2005 report commissioned by McDonald's found that gas slaughtering of poultry "has advantages {over electrical systems} from both an animal welfare and a meat quality perspective. [It] obviates potential distress and injury ... [and] can expeditiously and effectively stun and kill broilers with relatively low rates of aversion or other distress." The report also concludes that McDonald's suppliers that use CAK have experienced improvements in bird handling, stunning efficiency, working conditions, and meat yield and quality.

     Many restaurant chains--including Wendy's, Popeye's, Burger King, Carl's Jr., and Hardee's--now give purchasing preference or consideration to poultry suppliers that use CAK, and all Canadian KFCs will soon exclusively use chickens killed by CAK.

     However, Buffalo Wild Wings has not shown its shareholders or the public any movement on this important social and economic issue. Accordingly, shareholders are encouraged to vote in favor of this proposal.

Management's Statement in Opposition of the Proposal

     Your Board of Directors recommends a vote AGAINST this shareholder proposal.

     Buffalo Wild Wings is a purchaser, not a processor, of poultry products and, therefore, does not control the processing methods used by its suppliers. Buffalo Wild Wings' mission is to provide a unique dining experience that includes serving high quality food that is safe for human consumption. Specializing in chicken as we do makes us look at and focus upon issues of food safety related to chickens. Our priorities have been and will continue to be focused on conditions from the raising of chickens to the processing of chickens relating to food safety, pathogen reduction, and delivery of the best product to our customers. This is a primary driver in reaching decisions relating to matters of our suppliers. We do, of course, support the appropriate treatment of animals, and we use suppliers who we believe adhere to processing methods which are appropriate for the industry.

     The National Chicken Council released a statement on February 16, 2009 that said, "According to scientists, there is no advantage in terms of animal welfare for gas killing systems for poultry compared to the conventional stunning systems used by the United States chicken industry. The industry feels that while gas systems are worthy of further study, there is no proven reason yet to move away from conventional stunning systems." Based on this statement, we do not believe that it is appropriate, at this time, for us to specify which method our suppliers should use or give preference to suppliers that use CAK. It is our practice to only deal with suppliers who maintain our standards and share our commitment to animal welfare and food safety. We will hold our protein suppliers responsible for processing animals in an industry-accepted manner, which may include the utilization of CAK should they deem it appropriate for their respective company. We have met with our suppliers to discuss their processing techniques, and we believe that our suppliers meet or exceed all industry standards for the appropriate treatment and processing of poultry and livestock.

     There is a limited supply of fresh chicken wings available to us at a cost effective price. We do not believe that giving purchasing preference to chicken suppliers that use or switch to CAK methods will advance the financial interests of Buffalo Wild Wings; to the contrary, we believe it may harm our financial interests.


                                 OTHER BUSINESS

     Management knows of no other matters to be presented at the 2009 Annual Meeting. If any other matter properly comes before the 2009 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the company and intended to be presented at the 2010 Annual Meeting must be received by us by December __, 2009 to be included in our proxy statement and related proxy for the 2010 Annual Meeting. If a shareholder proposal intended to be presented at the 2009 annual meeting but not included in the proxy materials is received by us after March __, 2010, then management named in our proxy for the 2010 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting.

                                  ANNUAL REPORT

     A copy of our Annual Report to Shareholders for the fiscal year ended December 28, 2008, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.


                                    FORM 10-K

     Upon written request of any shareholder as of March 30, 2009, we will furnish, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 28, 2008, including the financial statements and a list of exhibits to such Form 10-K. We will furnish to any such person any exhibit described in the list accompanying the Form 10-K upon the advance payment of reasonable fees. Requests should be directed to James M. Schmidt, Executive VP, General Counsel and Secretary of Buffalo Wild Wings, Inc., 5500 Wayzata Boulevard, Suite 1600, Minneapolis, Minnesota 55416. In addition, you may review and print the Form 10-K and all exhibits from the SEC's website at www.sec.gov.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Sally J. Smith
                           ------------------
                           Sally J. Smith, President and Chief Executive Officer

Dated:  April __, 2009

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            Buffalo Wild Wings, Inc.
                         ANNUAL MEETING OF SHAREHOLDERS

             THURSDAY, MAY 21, 2009, 9:00 A.M. CENTRAL DAYLIGHT TIME

         Important Notice Regarding the Availability of Proxy Materials
                     for the Annual Meeting of Shareholders:
           The Notice, Proxy Statement, form of proxy card and Annual
                     Report on Form 10-K are available at:
                    www.idelivercommunications.com\proxy\bwld


     The undersigned appoints Sally J. Smith and Mary J. Twinem, and each of them, as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Buffalo Wild Wings, Inc. held of record by the undersigned at the close of business on March 30, 2009 at the Annual Meeting of Shareholders of Buffalo Wild Wings, Inc. to be held at 9:00 a.m. CDT on May 21, 2009, or at any adjournment thereof, at the Doubletree Hotel Minneapolis - Park Place, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416.



       (Continued, and to be marked, dated and signed, on the other side)

                            Buffalo Wild Wings, Inc.
                       5500 Wayzata Boulevard, Suite 1600
                          Minneapolis, Minnesota 55416




To Vote Your Proxy
------------------
Mark, sign and date your proxy card, detach it and return it in the postage-paid envelope provided.



                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
--------------------------------------------------------------------------------

                        PROXY - BUFFALO WILD WINGS, INC.                   Please mark      -------
This proxy will be voted as directed, or if no direction is indicated,      your votes         X
will be voted "for" proposals 1-3 and "against" proposal 4.                 like this
This proxy is solicited on behalf of the Board of Directors.                                -------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR PROPOSALS 1 - 3.                          FOR    AGAINST   ABSTAIN                                    FOR    AGAINST   ABSTAIN
                                             -----   -------   -------                                   -----   -------   -------
1. Set the number of Directors at seven (7)                            3. Ratify appointment of KPMG LLP
                                             -----   -------   -------                                   -----   -------   -------
                                                                       THE BOARD OF DIRECTORS RECOMMENDS
                                                     WITHHOLD          A VOTE AGAINST PROPOSAL 4.
                                              FOR   AUTHORITY                                             FOR    AGAINST   ABSTAIN
                                             -----  ---------                                            -----   -------   -------
2. Election of Directors:                                              4. Approve shareholder proposal
INSTRUCTION: (To withhold authority to vote                            submitted by PETA.
for any individual nominee, mark an X in
"FOR" and strike a line through the nominee's
name in the list below)                      -----  ---------                                            -----   -------   -------

Sally J. Smith, Dale M. Applequist, Robert                             5. In their discretion, the
W. MacDonald, Warren E. Mack, J. Oliver                                proxies are authorized to vote
Maggard, Michael P. Johnson, James M. Damian                           upon such other business as may
                                                                       properly come before the meeting

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Signature                         Signature                         Date
          --------------------              --------------------         ---------------------

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.